QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-31022, File No. 333-40267, File No. 333-43537, File No. 333-43539, File No. 333-43541, File No. 333-43543, File No. 333-43635, File No. 333-67487, File No. 333-92735), and on Form S-3 (File No. 333-31268, File No. 333-85279, File No. 333-88097 and File No. 333-95841) of Casella Waste Systems, Inc. of our reports dated June 29, 2002 relating to the financial statements and financial statement schedule as of and for the fiscal year ended April 30, 2002, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
July 9, 2002

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS